THE COMPANY'S SUBSIDIARIES

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NAME                              JURISDICTION OF     PERCENTAGE         NATURE OF BUSINESS
                                  INCORPORATION       OWNED
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Brocker Technology Group          New Zealand         100%               Holding Company.
NZ Limited

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SealCorp Computer Products        New Zealand         100%               Distribution of computer software and related products.
Limited

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Industrial Communications         New Zealand         100%               Development of cellular and radio solutions to enable
Services Limited                                                         cellementary and telemetry applications, and repairs of
                                                                         cellular phones.

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PowerCall Technologies Limited    New Zealand         100%               Development of Computer Telephony Limited integration
                                                                         products.  Also operates a telemarketing call center,
                                                                         providing telephone bureau services to business.

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Easy PC Computer Rentals Limited  New Zealand         100%               Leases and rents computers and technology equipment.

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Image Craft Limited               New Zealand         100%               Develops and markets graphic applications software.


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SealCorp Telecommunications       New Zealand         100%               Distribution of telecommunications products.
Group Limited

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Pritech Corporation Limited       New Zealand         100%               Provides consulting services and software development for
                                                                         knowledge management applications.

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1 World Systems Limited           New Zealand         100%               Develops and distributes accounting software.

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Tech Support Limited              New Zealand         100%               Provides technical support for computer systems to small
                                                                         and medium businesses.

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Brocker Financial Limited         New Zealand         100%               Provides financial consulting services to large
                                                                         corporations and governments.

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Northmark Technologies Limited    New Zealand         100%               Reseller of computer network limited solutions, including
                                                                         computer hardware, software programming and training.

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Photo Magic Limited               New Zealand         100%               Provides digital film services.

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Highway Technologies Limited      New Zealand         20%                Develops software solutions for Highway Management.

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Brocker Investments (Australia)   Australia           100%               Holding Company.
Proprietary Limited

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SealCorp Australia Proprietary    Australia           100%               Distribution of computer hardware, software and related
Limited                                                                  products.

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Image Craft Australia             Australia           100%               Develops and markets graphic applications software.
Proprietary Limited

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Pritech Australia Proprietary     Australia           100%               Provides consulting services and software development for
Limited                                                                  knowledge management applications.

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Q*Soft Proprietary Limited        Australia           100%               Distribution of software products.

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